UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025 (August 3, 2025)

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 295-5783
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2025, DuPont de Nemours, Inc. (“DuPont” or the “Company”), together with The Chemours Company (“Chemours”), and Corteva Inc. and its subsidiary EIDP Inc. (formerly known as E. I. du Pont de Nemours and Company and together with its parent, Corteva Inc., referred to as “Corteva”) agreed to a proposed Judicial Consent Order with the State of New Jersey (the “Settlement”) to resolve all outstanding claims by the State of New Jersey pending against the companies related to legacy use of a wide variety of substances of concern, including, but not limited to DNAPL (dense non-aqueous phase liquids), chemical solvents, and PFAS. Subject to approval from the Federal District Court of New Jersey (Camden), (the “Court”), the Settlement will also resolve legacy claims related to four historic EIDP operating sites (Chambers Works, Parlin, Pompton Lakes and Repauno) in the State, including claims under the New Jersey Industrial Sites Recovery Act, alleged statewide PFAS contamination, including from the use of aqueous firefighting foam (AFFF), any claims of fraudulent transfer, and claims for known natural resource damages from the Chambers Works, Parlin, Pompton Lakes and Repauno sites that the State of New Jersey and its departments have, or may have, in the future against the companies.

The Settlement includes an aggregate cash payment to the State of New Jersey of $875 million, payable over a period of 25 years, which will be shared in accordance with the terms of the 2021 binding Memorandum of Understanding between Chemours, Corteva and DuPont (“MOU”). Of the $875 million, $16.5 million is allocated to statewide natural resource damages unrelated to the four sites, 25% of which ($4.125 million) relates to alleged statewide AFFF contamination. Accordingly, in the second quarter of 2025, DuPont has recorded a pre-tax charge of $177 million within discontinued operations, reflecting the net present value, using an 8 percent discount rate, of $311 million which is estimated to be the Company’s share of the cash payment in accordance with the MOU. The first of the scheduled annual payments will be due within 30 days of the date the JCO is entered by the Court, but no earlier than January 31, 2026. The Company intends to utilize the $35 million within the MOU Escrow Account for the first settlement payment in 2026. Chemours, Corteva and DuPont (the “companies”) have agreed to count the Settlement against the MOU limit at net present value as of the date of the Settlement. The companies have the right to prepay Settlement amounts at the discount rate set forth in the Settlement agreement.

In addition to the cash payment, the Settlement obligates the companies to continue to undertake remediation at the four sites, which will be determined in accordance with applicable law. DuPont is the primary responsible party for the Parlin site and established an accrual related to Parlin’s remediation obligations in connection with the DowDuPont merger and separation and does not anticipate recording additional charges for these remediation activities at this time. However, as part of the Settlement, the companies have agreed to a binding third party review process of the remedial funding source (“RFS”) for each of the four sites (in the form of surety bond or similar financial instrument) to ensure available funds for future remediation at the sites, with DuPont responsible for the RFS at Parlin. This review process could result in additional remediation, and an increase to any of the four RFS, including for Parlin which could result in future changes to the Company’s environmental reserve estimates.

In addition, DuPont and Corteva will establish a reserve fund in the amount of $475 million (the “Reserve Fund”) to be funded (in the form of surety bond or similar financial instrument) in accordance with the sharing percentages in the Letter Agreement entered between the parties in 2019 (“Letter Agreement”). The Reserve Fund is further financial security, separate from and secondary to the RFS, which will be accessible only in the event the RFS for a site has been exhausted and the party responsible is not otherwise performing the required remediation.

The Settlement is subject to a public notice and comment period and is subject to Court approval following that period. The Settlement provides that the Company does not admit any liability or wrongdoing and does not waive any defenses.

The foregoing description of the Settlement is qualified in its entirety by reference to the full text of the form of Judicial Consent Order, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Contingent upon the Settlement being approved by the Court, DuPont and Corteva will purchase Chemours’ interest in future, if any, insurance proceeds related to PFAS claims. DuPont and Corteva will make the purchase by contributing a total of $150 million ($106.5 million from DuPont, $43.5 million from Corteva) into an escrow fund ("NJ Escrow") to be applied to Chemours’ share of the Settlement. In exchange, Chemours shall assign to DuPont and Corteva its rights to $150 million of PFAS-related insurance proceeds plus a fee equal to the lesser of (a) $35 million, or (b) $3 million plus interest (at prime minus 2%) on the unrecovered fraction of $150 million, until Chemours’ share of insurance recoveries fully recoups the purchase price. After DuPont and Corteva have recovered the $150 million assigned by Chemours, plus the above fee, Chemours shall be entitled to its 50% share of further insurance recoveries, if any. The purchase price shall be paid, and the insurance proceeds recovered, by DuPont and Corteva in accordance with the sharing percentages in the Letter Agreement.

Settlement payments or releases from the NJ Escrow to make Settlement payments, as applicable, shall be deemed credited against each of DuPont, Corteva and Chemours’s respective PFAS MOU escrow obligations for that year. Each of DuPont, Corteva and Chemours’s 2025 PFAS MOU escrow funding obligation will be suspended until the first payment of the Settlement.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1*	Form of Judicial Consent Order (New Jersey), dated August 3, 2025 and Exhibit A.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	August 4, 2025	By:	/s/ Erik T. Hoover
		Name:	Erik T. Hoover
		Title:	Senior Vice President and General Counsel